Exhibit 10.69

Private and confidential

18 December 2023

[name] [address]

By email: [email address]

Dear [name]

Grant of Shares

I am pleased to invite you to participate in the Equity Plan (Plan) of Vast Renewables Limited (ACN 136 258 574) (Company).

INTRODUCTION

The offer (Offer) is made on the terms and conditions set out in this letter (Offer Letter) and the rules governing the Plan (Plan Rules), a copy of which is attached to this Offer Letter. Terms which are capitalised in this Offer Letter and not otherwise defined have the meaning given to them in the Plan Rules.

Under the Plan, you will be offered the opportunity to be granted for no consideration with the number of fully paid ordinary shares in the Company (Shares) set out below.

This Offer is made under Division 1A of Part 7.12 of the Corporations Act 2001 (Cth).

This Offer of Shares is made on an “opt-in” basis.

That means that if you would like to accept the Offer, you must complete the enclosed acceptance letter and return it to craig.wood@vast.energy or alec.waugh@vast.energy by 11:59pm (Sydney time) 18 December 2023 (Acceptance Date).

TERMS OF YOUR OFFER

The details of your offer are set out below:

Number of Shares	[●] Shares
Grant Conditions

This Offer is conditional upon:

●
Vast Employee TrustCo Pty Ltd trustee for The Vast Employee Share Trust and yourself (or your Nominated Party) duly signing all documents required to effect the transfer of the Shares; and
●
subject to receipt of a duly executed Acceptance Form (as set out in this Offer).

Value	$10.20 per Share.
Vesting conditions	The Shares will vest on expiry of the disposal restriction period set out below.
Restrictions on disposal	The Shares will be subject to a total restriction on disposal for a period of 12 months commencing on the issue of the Shares.
Trust	Your Shares will be held on trust by Vast Employee Share Holdings Pty Ltd as trustee for the Vast Renewables Limited Employee Share Trust. The terms of the Trust Deed are provided at Attachment C.
Other terms	The other terms attaching to your Shares are set out in the Plan Rules.

INDEPENDENT ADVICE

Please ensure you read this Offer Letter and the enclosed documentation carefully.

Any advice given by the Company in relation to the Offer is general information only and does not take into account your personal objectives, financial situations and needs.

We recommend that you obtain your own independent professional advice (including legal, accounting and taxation advice) before making any decision on whether to acquire Shares or with respect to the matters relevant to the Offer and your participation in the Plan. You should also obtain your own financial product advice in respect of the Offer from a person who is licensed by the Australian Securities and Investments Commission to give such advice.

There is no guarantee that any Shares will have any value. The value of the Shares will depend on future events that may not occur, and in the future the value of the Shares may be higher or lower than at the time you acquired them.

To the maximum extent permitted by law, the Company, its related bodies corporate and each of their respective officers, employees, consultants, advisers and agents accept no liability or responsibility with respect to the consequences of the acquisition or holding of any Shares under the Plan.

ACCEPTANCE

If you wish to make an application in response to this Offer, you must complete the acceptance form included as Attachment A to this Offer Letter and return it to craig.wood@vast.energy and alec.waugh@vast.energy by 11.59pm (Sydney time) on 18 December 2023, at which time the Offer will close and lapse. The Board may, in its discretion, reject your application form without giving reason. If your application is accepted, subject to the satisfaction of any applicable Grant Conditions, the Shares will be transferred to you (or your Nominated Party, if applicable) and you (or your Nominated Party) will be provided with a share certificate in respect of the transferred Shares.

You may only accept the Offer in its entirety.

By accepting the Company’s invitation under the Plan, you agree to be bound by this Offer Letter and the Plan Rules.

If you have any questions about this invitation, please email us at craig.wood@vast.energy.

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Yours sincerely

Craig Wood
Chief Executive Officer

Signed for and on behalf of Vast Renewables Limited

Attachments

-	Attachment A – Acceptance Form
-	Attachment B – Plan Rules
-	Attachment C – Trust Deed

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ATTACHMENT A – ACCEPTANCE FORM

To:  Vast Renewables Limited (ACN 136 258 574) (Company)

By email:

Section 1 – Offer details

Name of Eligible Participant:	[name]
Address:	[address]
Email address:	[email address]
Number of Shares	[●]

I, the Eligible Participant named above, irrevocably accept the invitation for the number of Shares offered to me by the Board, on the terms set out in my offer letter dated 18 December 2023 (Offer Letter) and made pursuant to the rules (Plan Rules) of the Equity Plan (Plan) of the Company (Offer).

Terms which are capitalised in this Application Form and not otherwise defined have the meaning given to them in the Plan Rules.

Section 2 – Acknowledgement and agreement

I, being the Eligible Participant named above, hereby:

•

apply for the number of Shares specified above (or if such number is greater than the number of Shares set out in the Offer Letter, the number of Shares set out in the Offer Letter) on the terms set out, in the Offer;

•

acknowledge and agree that the grant of Shares under the Plan is wholly discretionary, is not a term or condition of any employment or engagement and does not form part of any contract of employment or engagement;

•	acknowledge and agree that I have received a complete copy of, and have read and understand, the Plan Rules;
•	agree that, if the Shares for which I apply are acquired by me, I will be bound by the terms of the Offer Letter and the Plan Rules;
•	acknowledge and agree that the Shares will be held on trust by the Vast Employee Share Trust;
•

acknowledge and agree that this Acceptance Form serves as an application for the Shares and upon receiving the Shares I agree to becoming a member of the Company (if not already) and to be bound by the Constitution;

•	acknowledge and agree that I am not acquiring the Shares with the purpose of selling or transferring them, or granting, issuing or transferring interests in, or options over, them;

•

acknowledge that any advice given by the Company in connection with the Offer is general advice only, does not take into account my own objectives, financial situation and needs and it was strongly recommended that I seek my own professional advice in respect of the Shares;

•

acknowledge that the tax treatment of the Shares will depend on my personal circumstances and it was strongly recommended that I seek my own professional advice in relation to the tax implications which may arise for me in respect of the Shares;

•

acknowledge and agree neither the Company nor any of its related bodies corporate, nor any of their respective officers, employees, consultants, advisors or agents will be responsible for any liability to which I may become subject as a result of acquiring Shares or participating in the Plan;

•	irrevocably appoint the Company and each of its directors as my attorney pursuant to rule 11 of the Plan Rules; and
•

consent to the Company using any personal information collected from me in relation to all matters concerning the operation of the Plan and I authorise the Company to disclose this information to others including its related bodies corporate and their respective advisers and agents in respect of all matters concerning the operation of the Plan or as otherwise allowed under relevant laws.

Executed as a deed poll in favour of the Company

Signed, sealed and delivered by [name] in the presence of:
Signature of witness	Signature of [name]
Name of witness (print)

Date: __________________________________

This form must be returned to the Company by email to craig.wood@vast.energy and alec.waugh@vast.energy and must be received by 18 December 2023.

ATTACHMENT B – PLAN RULES

ATTACHMENT C – TRUST DEED